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                                                                   EXHIBIT 4.3.2


                       FIRST AMENDMENT TO LOAN AGREEMENT
                       ---------------------------------


          The First Amendment to Loan Agreement ("Amendment") is entered into as of December 22, 1997, by and between HUGHES ELECTRONICS CORPORATION, formerly known as Hughes Network Systems, Inc. ("Lender") and PANAMSAT CORPORATION, formerly known as Magellan International, Inc. ("Borrower").

          Whereas, Lender and Borrower are parties to this certain Loan Agreement ("Agreement") dated as of May 15, 1997, and wish to amend said Agreement as provided hereto:

          Now, therefore, for good consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and Borrower agree as follows:

          1. Capitalized terms not otherwise defined in this Amendment shall have the meanings given in the Agreement.

          2.  The Loan Agreement is hereby amended by adding the following new section 3.3:

          3.3  Required Refinancing.  At any time on or after May 16, 2000,
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          Lender may, in its sole discretion, request Borrower to use its best efforts to replace the credit facility provided by Lender pursuant to this Agreement, with such credit facility and on such terms as may be available to Borrower. Upon receipt of a written request from Lender to replace such credit facility, Borrower agrees to diligently pursue a replacement credit facility and it use its best efforts to locate and conclude such replacement at the earliest possible date.

          3. Except as specifically provided herein, all terms of the Agreement remain unchanged and in full force and effect.

          4. This Amendment may be executed in one or more counterparts, each of which shall be an original document but all of which shall constitute but one
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agreement.  Any document containing the signature of a party transmitted via facsimile transmission by such party, shall be deemed an original executed document.

HUGHES ELECTRONICS CORPORATION          PANAMSAT CORPORATION


By:  Edward B. Clarkson                By:  Kenneth N. Heintz
    -------------------------------   ----------------------------------
    Edward B. Clarkson                      Kenneth Heintz
    Assistant Treasurer                     Executive Vice President and
                                            Chief Financial Officer

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